AMENDMENT NO. 1 TO PRICING SUPPLEMENT      AMENDMENT NO. 1 TO PRICING SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 2003               NO. 84 DATED JULY 30, 2004
AND PROSPECTUS SUPPLEMENT                   REGISTRATION STATEMENT NO. 333-89136
DATED SEPTEMBER 18, 2003)                                   DATED AUGUST 4, 2004
                                                                  RULE 424(B)(3)

                                [ABN AMRO LOGO]
                                    $740,000
                               ABN AMRO BANK N.V.
                          MEDIUM-TERM NOTES, SERIES A
                            SENIOR FIXED RATE NOTES

                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                             ABN AMRO HOLDING N.V.
                                --------------
                 STRUCTURED HYBRID EQUITY LINKED SECURITIES(SM)
                 ("AVERAGING SHIELDS(SM)") DUE FEBRUARY 4, 2010
                                   LINKED TO
                              THE S&P 500 INDEX(R)

                                   AMENDMENT

     This Amendment No. 1 to the accompanying Pricing Supplement No. 84 dated August July 30, 2004 relating to the Securities amends the section of that Pricing Supplement entitled "Taxation--United States Federal Income Taxation" by replacing the fourth paragraph on page PS-28 with the following new paragraph:

     "Solely for the purpose of determining the amount of interest income that you will be required to accrue on the Securities, we have constructed a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the Securities equal to the comparable yield. Based on our determination of the comparable yield, the "projected payment schedule" for each $1,000 principal amount of Security consists of a projected amount due at maturity, equal to $1,240.70."




August 4, 2004